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                                EXHIBIT 21.1

                         ASCEND COMMUNICATIONS, INC.

                 SUBSIDIARIES OF ASCEND COMMUNICATIONS, INC.


(a) Ascend Foreign Sales Corporation

(b) Ascend Credit Corporation

(c) Ascend Communications Europe Limited (United Kingdom)

(d) Ascend Communications France SARL

(e) Ascend Communications Premea SARL

(f) Ascend Communications Japan KK

(g) Ascend Australia Pty. Limited (Australia)

(h) Ascend Communications GmbH (Germany)

(i) Ascend Communications (HK) Limited (Hong Kong)

(j) Ascend Communications Canada Ltd.

(k) Ascend Communications Pte. Ltd. (Singapore)

(l) Ascend Communications Benelux (Belgium)

(m) Ascend Communications Nordic AB (Sweden)

(n) Ascend Communications SRL (Italy)

(o) Ascend Communications M.E., Inc.

(p) NetStar International, Ltd.

(q) StonyBrook Services Inc.

(r) Whitetree, Inc.

(s) InterCon Systems Corporation

(t) Sahara Networks, Inc.

(u) Cascade Communications Corp.

(v) Cascade Communications Securities Corporation

(w) Cascade Communications Asia Corporation

(x) Cascade Communications HC Corporation
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(y)  Arris Networks, Inc.

(z)  Cascade Export, Inc.

(aa) Cascade Communications Limited (United Kingdom)

(ab) Cascade Communications, LTDA (Brazil)

(ac) Cascade Communications (Canada) Corp.

(ad) Cascade Communications France SARL

(ae)  Stratus Computer, Inc. ("Stratus")

(af)  Stratus Computer Limited (Ireland)